Exhibit 99.2

(i)  Pro Forma Financial Information

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 30, 2003
(Amounts in thousands)

	Historical Company	CDL Acquisition Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$19,554	$1,500	(1)	$21,054
Trade accounts receivables, net	46,096	—		46,096
Other current assets	10,149	—		10,149
Total current assets	75,799	1,500		77,299

PROPERTY AND EQUIPMENT, net	219,121	18,500	(1)	237,621
INVESTMENTS IN PARTNERSHIPS	2,734	—		2,734
OTHER ASSETS	19,371	—		19,371
GOODWILL AND OTHER INTANGIBLE ASSETS, net	260,292	30,000	(1)	290,292
	$577,317	$50,000		$627,317

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Current portion of notes payable and capital lease obligations	$7,705	$188	(1)	$7,893
Accounts payable and other accrued expenses	35,514	—		35,514
Total current liabilities	43,219	188		43,407

LONG-TERM LIABILITIES:

Notes payable and capital leases obligations, less current portion	438,414	49,812	(1)	488,226
Other long-term liabilities	4,070	—		4,070
Total long-term liabilities	442,484	49,812		492,296

STOCKHOLDERS’ EQUITY:
Common stock	5			5
Additional paid-in capital	87,081	—		87,081
Accumulated other comprehensive income	(403)	—		(403)
Retained earnings	4,931	—		4,931
Total stockholders’ equity	91,614	—		91,614
	$577,317	$50,000		$627,317

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

On August 1, 2003, InSight Health Corp., a wholly owned subsidiary of InSight Health Services Holdings Corp. (the Company), acquired twenty-two (22) mobile diagnostic imaging facilities and operations related thereto, located primarily in the Mid-Atlantic region of the United States owned by CDL Medical Technologies, Inc. and Subsidiary. The unaudited pro forma combined condensed balance sheet is based on the historical balance sheet as of June 30, 2003 and is presented as if the acquisition had been consummated on that date.

The unaudited pro forma combined condensed balance sheet as of June 30, 2003 reflects the following pro forma adjustments:

(1)

To record the acquisition of CDL for $48,500, which includes $28,100 paid to the seller and the payment of debt and transaction costs of $20,400.  The Company borrowed $50,000 from its delayed-draw term loan facilities to fund the acquisition; the remaining $1,500 will be used for anticipated capital expenditures.  As a result of the acquisition, the Company has recorded goodwill and other intangible assets of $30,000.  The Company has not yet completed an allocation of the purchase price between goodwill and other intangible assets.

(ii)  Pro Forma Financial Information

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED JUNE 30, 2003
(Amounts in thousands)

	Historical Company	Historical CDL	CDL Operations Not Acquired		CDL Operations Acquired	CDL Acquisition Adjustments		Pro Forma Combined
REVENUES	$237,752	$23,767	$(3,258	) (1)	$20,509	$—		$258,261

COSTS OF OPERATIONS:
Costs of services	125,685	10,772	(2,862	) (1)	7,910	—		133,595
Provision for doubtful accounts	4,154	412	—		412	—		4,566
Equipment leases	860	55	—		55	—		915
Depreciation and amortization	49,345	6,966	(161	) (1)	6,805	—		56,150
Total costs of operations	180,044	18,205	(3,023)		15,182	—		195,226

Gross profit	57,708	5,562	(235)		5,327	—		63,035

CORPORATE OPERATING EXPENSES	13,750	1,807	(164	) (1)	1,643	—		15,393

Income from company operations	43,958	3,755	(71)		3,684	—		47,642

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,744	—	—		—	—		1,744

OTHER INCOME	—	407	(407	) (1)	—	—		—

Operating income	45,702	4,162	(478)		3,684	—		49,386

INTEREST EXPENSE, net	37,514	1,183	(1,183	) (1)	—	2,509	(2)	40,023
Income before income taxes	8,188	2,979	705		3,684	(2,509)		9,363

PROVISION FOR INCOME TAXES	3,266	—	—		—	479	(3)	3,745

Net income	$4,922	$2,979	$705		$3,684	$(2,988)		$5,618

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME  (Unaudited)

The unaudited pro forma combined condensed statement of income is based on the historical statements of operations for the year ended June 30, 2003 and is presented as if the acquisition had been consummated on July 1, 2002. The historical statement of income for CDL is based upon the unaudited results of operations for the six months ended December 31, 2002 combined with the unaudited results of operations for the six months ended June 30, 2003.

The pro forma combined condensed statement of income for the year ended June 30, 2003 reflects the following acquisition adjustments:

(1)	To eliminate CDL operations not acquired in the acquisition.

(2)	To record interest expense for acquisition financing.

(3)	To adjust pro forma combined provision for income taxes to reflect an effective rate of 40%.